Exhibit 99.1

FOR IMMEDIATE RELEASE

SunPower Announces Closing of $300 Million Aggregate Principal Amount of its 0.75% Senior Convertible Debentures due 2018

SAN JOSE, Calif., May 29, 2013 — SunPower Corp. (NASDAQ: SPWR) today announced that it has closed the previously announced private offering of $300 million aggregate principal amount of its 0.75% senior convertible debentures due 2018.

Total Gas & Power USA, SAS, a subsidiary of Total S.A. that owns approximately 65% of SunPower’s outstanding common stock, purchased $200 million aggregate principal amount of the debentures.

SunPower intends to use the proceeds from the offering for general corporate purposes, which may include redeeming or repurchasing some of its outstanding debentures and working capital.

The debentures will pay interest semi-annually on June 1 and December 1 of each year, beginning on December 1, 2013, at a rate of 0.75% per annum, and will mature on June 1, 2018. The debentures will be convertible into shares of SunPower’s common stock at any time based on an initial conversion rate of 40.0871 shares of SunPower’s common stock per $1,000 principal amount of debentures (which is equivalent to an initial conversion price of approximately $24.95 per share of SunPower’s common stock), representing a conversion premium of approximately 30% over the closing sale price of $19.19 per share of SunPower’s common stock on the NASDAQ Global Select Market on May 22, 2013. The conversion rate (and the conversion price) will be subject to adjustment in certain circumstances. Holders of the debentures may cause SunPower to purchase all or a part of their debentures upon the occurrence of a “fundamental change” (as defined in the indenture governing the debentures). SunPower may not redeem the debentures prior to the occurrence of a “non-stock change of control fundamental change” (as defined in the indenture governing the debentures).

The debentures were offered and sold in a private placement only to qualified institutional buyers, as defined in Rule 144A under the Securities Act of 1933 (the “Act”), and to Total Gas & Power USA, SAS, which is an institutional accredited investor under Regulation D under the Act. The debentures have not been registered under the Act or any other state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Act and applicable state securities law.

This press release does not and will not constitute an offer to sell or the solicitation of an offer to buy the debentures. This press release is being issued pursuant to and in accordance with Rule 135c under the Act. Any offers of the debentures were made only by means of a private offering memorandum. The debentures being offered were not approved or disapproved by any regulatory authority, nor has any such authority passed upon the accuracy or adequacy of the applicable private offering memorandum.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that do not represent historical facts and may be based on underlying assumptions. The company uses words and phrases such as “intends”, “will,” “may,” “could,” “expect,” “potential,” and similar expressions to identify forward-looking statements in this press release, including forward-looking statements regarding the use of the offering proceeds, SunPower’s ability to make interest and redemption payments on the debentures, and the convertibility of the debentures. Such forward-looking statements are based on information available to the company as of the date of this release and involve a number of risks and uncertainties, some beyond the company’s control, that could cause actual results to differ materially from those anticipated by these forward-looking statements, including risks and uncertainties such as: (i) market conditions; (ii) potential fluctuations in the company’s stock price; (iii) management’s broad discretion over the use of the net proceeds of the offering; (iv) changes in U.S. generally accepted accounting principles or in their interpretation; and (v) other risks described in the company’s Annual Report on Form 10-K for the year ended December 30, 2012, as amended, and other filings with the Securities and Exchange Commission. These forward-looking statements should not be relied upon as representing the company’s views as of any subsequent date, and the company is under no obligation to, and expressly disclaims any responsibility to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

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